Press Release

January 17, 2005
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 4TH QUARTER AND THE YEAR 2004

West Des Moines, IA – West Bancorporation, Inc. (WTBA), parent company of West Bank and WB Capital Management Inc. (d/b/a VMF Capital), reports net income of $4,992,000, or $0.30 per share, for the fourth quarter of 2004, compared to $4,417,000 or $0.26 per share for the fourth quarter of 2003. The return on average equity and return on average assets were 20.62 percent and 1.66 percent, respectively, for the fourth quarter of 2004.

Net income for the fourth quarter of 2004 was $185,000 higher than the third quarter of 2004. The increase is primarily due to continued loan growth. Loans increased $48 million during the fourth quarter. The loan growth contributed to a $453,000 increase in net interest income. The provision for loan losses was $100,000 higher in the fourth quarter compared to the third quarter, also primarily due to loan growth. Noninterest income declined $72,000 from the third quarter due to net losses from the sale of securities of $46,000 and a decrease in service charge income of $131,000. Investment advisory fees were $71,000 higher in the fourth quarter. The decline in service charge income was primarily attributed to lower overdraft fee income. Noninterest expenses increased $105,000 in the fourth quarter with over half of the increase in occupancy expense. Equipment related expenses increased and a new office was opened in Coralville, Iowa during the fourth quarter.

Net income for the year ended December 31, 2004 was $18,614,000, compared to $17,283,000 for 2003, an increase of 7.7 percent over 2003. Earnings per share were $1.11 compared to $1.02 for 2003. This performance resulted in a return on average equity of 19.76 percent and a return on average assets of 1.75 percent. As of December 31, 2004, equity as a percentage of total assets was 8.5 percent.

Net income for the year 2004 was $1,331,000 higher than 2003. Most of that increase was attributable to higher net interest income. Net interest income increased in large part because of significant asset growth. Average loans and average investment securities both grew 21% over the prior year. Noninterest income was $1,401,000 higher than last year. Investment advisory fees earned by VMF Capital totaled $2,683,000 this year compared to $504,000 last year when VMF Capital was part of the Company for only the last quarter of the year. Last year, noninterest income included $821,000 of death benefit proceeds from bank-owned life insurance. There was nothing in that category in 2004. Other income declined due to a $244,000 decrease in gains on the sale of secondary market loans as a result of lower volume of loan originations. Noninterest expenses were up $2,274,000 in 2004 compared to 2003. A significant portion of the increase was due to the fact that the Company made two acquisitions in 2003 that were included in the 2003 results for part of the year, while those expenses were incurred for the entire year of 2004. Charitable contributions expense was significantly lower than 2003 because last year the Company formed and donated to the West Bancorporation Foundation, Inc. the tax equivalent amount received from a death claim from bank-owned life insurance.

The amount of nonaccrual loans as of December 31, 2004 dropped to $785,000 from $1,668,000 at December 31, 2003. Loans past due 90 days or more and still accruing interest as of the end of 2004 dropped to $75,000 from $125,000 a year ago. Likewise, other real estate owned was $175,000 at December 31, 2004 compared to $441,000 at December 31, 2003. The allowance for loan losses as a percent of total loans was .90% as of December 31, 2004 compared to 1.00% a year earlier. Nonperforming assets as a percentage of loans at December 31, 2004 was 0.14% compared to 0.37% a year ago.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 112 years and the Iowa City area since July of 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and Clive, Iowa, provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

The information contained in this Press Release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information
	December 31,	December 31,
CONSOLIDATED STATEMENTS OF CONDITION	2004	2003
Assets
Cash and due from banks	$18,686,360		$27,786,795
Short-term investments	11,193,099		54,287,004
Securities	347,052,369		274,912,746
Loans	725,845,003		599,355,407
Allowance for loan losses	(6,526,824)		(5,975,587)

Loans, net	719,318,179		593,379,820
Goodwill and other intangible assets	16,561,810		16,900,487
Bank-owned life insurance	21,256,138		20,386,714
Other assets	14,366,555		12,958,045
		$
Total assets	$1,148,434,510		1,000,611,611

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$186,710,245		$172,070,832
Interest-bearing
Demand	49,301,446		46,112,795
Savings	373,258,602		356,948,185
Time	256,662,081		129,942,201

Total deposits	865,932,374		705,074,013
Short-term borrowings	79,211,484		94,584,648
Long-term borrowings	101,892,773		106,024,315
Other liabilities	3,777,903		2,032,291
Stockholders’ equity	97,619,976		92,896,344
		$
Total liabilities and stockholders’ equity	$1,148,434,510		1,000,611,611

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued)
	Three months ended		Year ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF OPERATION (3)	2004	2003	2004	2003
Interest income
				$
Loans	$10,132,247	$8,627,708	$37,168,986		32,633,401
Securities	3,424,743	2,474,919	11,481,691		9,564,524
Other	397,582	319,731	947,993		1,263,190
Total interest income	13,954,572	11,422,358	49,598,670		43,461,115

Interest expense
Deposits	2,687,343	1,344,944	7,441,349		5,750,003
Short-term borrowings	485,662	298,298	1,301,170		1,511,615
Long-term borrowings	1,309,240	1,299,123	5,209,148		3,877,773
Total interest expense	4,482,245	2,942,365	13,951,667		11,139,391

Net interest income	9,472,327	8,479,993	35,647,003		32,321,724
Provision for loan losses	425,000	225,000	1,200,000		850,000
Net interest income after provision for loan losses	9,047,327	8,254,993	34,447,003		31,471,724

Noninterest income
Service charges on deposit accounts	1,208,285	1,320,998	4,968,077		4,984,373
Trust services	216,000	121,000	631,500		507,000
Investment advisory fees	782,503	503,899	2,682,690		503,899
Increase in cash value of bank-owned life insurance	211,386	252,605	869,423		666,785
Proceeds from bank-owned life insurance	—	821,254	—		821,254
Net realized gains from sales of securities
held for sale	(46,104)	152,581	198,877		299,562
Other income	312,859	332,413	1,355,342		1,522,348
Total noninterest income	2,684,929	3,504,750	10,705,909		9,305,221

Noninterest expense
Salaries and employee benefits	2,382,604	2,340,553	9,680,139		7,700,608
Occupancy expense	557,549	480,638	2,056,755		1,582,660
Data processing expense	333,376	354,824	1,360,724		1,130,131
Charitable contributions	19,861	1,370,847	147,584		1,483,516
Other expense	969,896	969,803	3,722,923		2,797,331
Total noninterest expense	4,263,286	5,516,665	16,968,125		14,694,246

Income before income taxes	7,468,970	6,243,078	28,184,787		26,082,699
Income taxes	2,476,386	1,825,721	9,570,310		8,800,071
				$
Net income	$4,992,584	$4,417,357	$18,614,477		17,282,628

PERFORMANCE HIGHLIGHTS {r}
Return on average equity	20.62%	19.05%	19.76%		19.48%
Return on average assets	1.66%	1.74%	1.75%		1.85%
Net interest margin	3.52%	3.67%	3.71%		3.77%
Efficiency ratio	33.81%	45.75%	35.78%		34.78%
(3) Minor reclassifications were made to certain 2003 categories to conform to the 2004 presentation.

	PER COMMON SHARE (1)		MARKET INFORMATION (1)(2)
	Net Income	Dividends	High	Low

2004
1st quarter	$0.25	$0.152	$17.14	$15.40
2nd quarter	0.27	0.152	17.14	13.93
3rd quarter	0.29	0.160	17.54	14.76
4th quarter	0.30	0.160	18.15	16.21
2003
1st quarter	0.24	0.152	16.70	13.67
2nd quarter	0.25	0.152	18.68	15.02
3rd quarter	0.27	0.152	17.92	15.77
4th quarter	0.26	0.152	17.66	16.24
(1) In July 2004, the Company’s Board of Directors authorized a 5% stock dividend. Per share numbers in this report have been adjusted for that stock dividend.
(2) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the NASDAQ
National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.